Exhibit 15.18

MRS. POERBANINGSIH ADI WARSITO, SH

NOTARY AND LAND DEED OFFICER

Decree of the Minister of Justice Number M-96-HT.03.01-TH.1984, dated: 7 December 1984

Decree of the Minister of Home Affairs Number: 141 / DJA / 1985, dated: 5 June 1985

DEED DATED	:	12 February 2009

NUMBER	:	10.-

FIRST AMENDMENT TO CREDIT AGREEMENT

(COPY)

FIRST AMENDMENT TO CREDIT AGREEMENT

- Number: 10.-

- 08.45 (zero eight hours, forty-five minutes) Western Indonesia Time.

- On this day, Wednesday, 12-02-2009 (twelfth of February, two thousand and nine).

- Appeared before me, Ms. POERBANINGSIH ADI WARSITO, Sarjana Hukum, Notary in Jakarta, attended by witnesses that I, Notary, am acquainted with and whose name will be identified at the end of this deed:

I.

Ms. DHALIA M ARIOTEDJO, born in Alangor on 15-12-1957 (fifteenth of December, nineteen fifty-seven), Indonesian citizen, Director of the company which will be identified below, domiciled in South Jakarta, Jalan Anggur III/30A, Rukun Tetangga 012, Rukun Warga 006, Kelurahan Cipete Selatan, Kecamatan Cilandak.

-	Holder of Identity Card Number: 09.5306.5512570526.

-	According to her statement in this matter acting:

a.	in her aforementioned capacity;

b.

by virtue of a power of attorney, made privately, dated 10-02-2008 (tenth of February two thousand and eight), Number 035/ST/DR/2009, affixed with sufficient duty stamps, the original copy of which has been presented to me, Notary, conferred upon by, and therefore duly acting for and on behalf of:

-	Mr. ANTHONY BRENT ELAM, Director of the company to be identified herein below, domiciled in Jakarta.

The Principal and Nominee, acting in their respective capacities above, are therefore jointly duly representing the Board of Directors of, and therefore acting for and on behalf of, PT BANK CENTRAL ASIA Tbk., domiciled and having its principal office in Jakarta, whose articles of association and amendments thereto have been published in the State Gazette of the Republic of Indonesia:

-	dated 14-04-2000 (fourteenth of April, two thousand) number: 30, Supplemental number: 1871;

-	dated 10-07-2001 (tenth of July, two thousand and one) number: 55, Supplemental number: 273;

-	dated 04-09-2001 (fourth of September, two thousand and one) number: 71, Supplemental number: 345;

-	dated 25-06-2002 (twenty-fifth of June, two thousand and two) number: 51, Supplemental number: 438;

-	dated 23-08-2002 (twenty-third of August, two thousand and two) number: 68, Supplemental number: 602;

-	dated 18-02-2003 (eighteenth of February, two thousand and three) number: 14, Supplemental number: 132;

-	dated 20-02-2007 (twentieth of February, two thousand and seven ) number: 15, Supplemental number: 185;

The articles of association was subsequently amended in its entirety to conform with Law Number 40 of 2007 (two thousand and seven) on Limited Liability Company, as incorporated in deed dated 15-01-2009 (fifteenth January, two thousand and nine), number: 19, prepared before Doctor IRAWAN SOERODJO, Sarjana Hukum, Magister of Science, Notary in Jakarta, which deed as yet has not received approval from the Minister of Law and Human Rights of the Republic of Indonesia.

-	PT BANK CENTRAL ASIA Tbk. shall hereinafter be referred to as “BCA”.

II.

Mr. JOHNNY SWANDI SJAM, born in Jakarta, on 15-08-1960 (fifteenth of August, nineteen sixty), Indonesian citizen, President Director of the company which will be identified herein below, domiciled in East Jakarta, Jalan Pulo Asem I number: 10, Rukun Tetangga 003, Rukun Warga 001, Kelurahan Jati, Kecamatan Pulo Gadung.

a.	Holder of Identity Card number: 09.5402.150860.0425.

b.

According to his statement in this matter acting in his aforementioned capacity, therefore duly representing the Board of Directors of, and therefore duly acting for and on behalf of, PT INDOSAT Tbk., domiciled in Jakarta, whose articles of association has been amended in its entirety to conform with Law number 40 of 2007 (two thousand and seven) on Limited Liability Company as incorporated in deed dated 14-07-2008 (fourteenth of July, two thousand and eight) number: 109, prepared before SUTJIPTO, Sarjana Hukum, Notary in Jakarta, which deed has received approval from the Minister of Law and Human rights of the Republic of Indonesia dated 06-08-2008 (sixth of August, two thousand and eight), Number: AHU-48398.AH.01.02.Year 2008.

c.

The latest composition of Board of Directors and Board of Commissioners are as set out in deed dated 25-08-2008 (twenty-fifth of August, two thousand and eight), number: 344, prepared before AULIA TAUFANI, Sarjana Hukum, then substituting for SUTJIPTO, Sarjana Hukum, Notary in Jakarta.

This First Amendment to Credit Agreement constitute an integral part of the deed of Credit Agreement Number: 26 dated 17-09-2008 (seventeenth of September, two thousand and eight), prepared before me, Notary, which has received approval from the Board of Commissioners of PT Indosat Tbk. as set out in the Resolution of the Board of Commissioners of PT INDOSAT Tbk., prepared privately and affixed with sufficient duty stamps, dated 19-11-2007 (nineteenth of November, two thousand and seven).

PT INDOSAT Tbk shall hereinafter be referred to as: “BORROWER”.

- The Appearers, acting in their respective capacities, shall first declare as follows in this deed:

- Whereas, BCA and the BORROWER shall be jointly be referred to as the “Parties” and each as a “Party”.

- The Parties shall first make the following representations:

A.

Whereas, the Borrower has received a Credit Facility from BCA comprising of Investment Credits up to a principal amount of Rp.500,000,000,000.00 (five hundred billion rupiah) as stated in the deed of Credit Agreement Number: 26 dated 17-09-2008 (seventeenth of September, two thousand and eight), prepared before me, Notary (“Credit Agreement”).

B.

Whereas, pursuant to letter number: 09/H00-HBO/FIN/09 dated 28-01-2009 (twenty eighth of January, two thousand and nine), the Borrower has stated its intention to amend several provisions of the Credit Agreement.

C.	Whereas, pursuant to letter number: 20039/GBK/2009 dated 06-02-2009 (sixth of February, two thousand and nine), BCA has agreed to amend several provisions of the Credit Agreement.

In accordance with the above representations, BCA and the Borrower has agreed to amend the terms and conditions of the Credit Agreement by executing a deed of Amendment to Credit Agreement upon the following terms and conditions:

Article 1

BCA and the Borrower agree to amend a number of terms and conditions of the Credit Agreement as follows:

1.	Amend Article 1 of the Credit Agreement by adding the definitions of EBITDA, Equity, and Group and Loan:

a.	incorporate the definition of EBITDA following the definition of Drawdown Time Limit, as follows:

“EBITDA” means, with respect to each period, the amount operating profit (calculated before finance cost, tax, revenue or cost arising from non-operational activities and other non-ordinary costs) plus depreciation and amortization, and for the purpose of calculation of the total ratio of Loan against EBITDA as referred to in Article 12.j. point c, EBITDA also take into account proforma result of acquisition and material assignment of assets or business had the acquisition or assignment occurred on the first day of the period.

b.	incorporate the definition of Equity following the definition of EBITDA in Article 1 of the Credit Agreement, as follows:

“Equity” means amount of asset subtracted by liability, where the amount of liability does not include the entire loan of the Group members to the Borrower’s shareholders (whether directly or indirectly) that are subordinated against the Loan.

c.	incorporate the definition of Group following the definition of Credit Facility in Article 1 of the Credit Agreement, as follows:

“Group” means the Borrower and Subsidiaries.

d.	Incorporate the definition of Loan following the Definition of Credit in Article 1 of the Credit Agreement, as follows:

“Loan” means, with respect to a party (without duplication):

(i)

the amount of principal loan and premium (if any) in connection with an indebtedness to such party and the indebtedness as evidenced by notes, letters of indebtedness, bonds or other similar instruments which bears payable interests; and

(ii)	the entire obligation to a party with respect to procurement indebtedness which constitute accounts payable from suppliers that:

(a)	bear interest; and

(b)	carry a maturity date of more than 6 (six) months following issuance of invoice;

however, in respect of Group members, not including the entire loan received by Group members from the Borrower’s shareholders (whether directly or indirectly) that carry a subordinated rank against loans received by Group members from non-Group members.

2.	Amend Article 12.j of the Credit Agreement to become as follows:

12.j. maintain the ratio of the Borrower’s consolidated finances as follows:

a.	Ratio between the aggregate Loan against Equity at no more than 2.5:1 (two point five to one) as set out in each of the quarterly consolidated financial report.

b.	Ratio between EBITDA and payment of Loan interest at no more than 3:1 (three to one) as set out in each of the audited annual consolidated financial report.

c.	Ratio between the total Loan against the EBITDA at no more than 3.5:1 (three point five to one) as set out in each of the audited annual consolidated financial report.

3.	Amend Article 14.1 b of the Credit Agreement as follows:

14.1.b. The Borrower defaults or fails to meet the terms and conditions of Article 12 and Article 13 or other provisions of this Credit Agreement, whether existing or to be prepared hereafter, and such default remains uncured by the Borrower for a period of 30 (thirty) calendar days from the date of notice of such event from BCA to the Borrower.

Article 2

All references to “equity” in the Credit Agreement shall be amended to “Equity” as defined in this Amendment to Credit Agreement.

Article 3

All terms and conditions as set out in the Credit Agreement shall remain applicable to and binding upon BCA and the Borrower, except with regard to matters specifically provided under the Amendment to Credit Agreement.

Article 4

This Amendment to Credit Agreement becomes effective upon the signing of the deed of Amendment to Credit Agreement by BCA and the Borrower.

In connection to the matters elaborated above, the appearers acting in their aforementioned capacities represent that all provisions as provided and determined in the Credit Agreement, unless expressly amended pursuant to this deed shall continue to apply, thus the Credit Agreement and this deed shall constitute one integral part and duly binding upon the parties.

The appearers hereby assure the authenticity of identity of the appearers as declared in their identifications presented to me, Notary, and are fully liable in that regard and the appearers further represent to have understood the content of this deed.

The appearers are acquainted by me, Notary, as per their identifications.

In regard to all matters elaborated above, it is hereby prepared:

THIS DEED

Prepared as minute and read and signed in Jakarta on the day and date as stated at the beginning of this deed, attended by:

1.

Mrs. INDAH FATMAWATI, Sarjana Hukum, born in Jakarta on 28-07-1959 (twenty-eighth of July, nineteen fifty-nine), Indonesian Citizen, domiciled in South Jakarta, Tebet Timur Dalam VI K/4, Rukun Tetangga 003, Rukun Warga 006, Kelurahan Tebet Timur, Kecamatan Tebet.

Holder of Identity Card number: 09.5007.680759.0199

2.

Mrs. DIYAH SUWATI, born in Solo on 26-10-1964 (twenty-sixth of October, nineteen sixty-four), Indonesian citizen, privately employed, domiciled in Tangerang, Jalan Talas II, Pondok Cabe Ilir, Rukung Tetangga 02, Rukun Warga 01, Kelurahan Pondok Cabe Ilir, Kecamatan Pamulang.

Holder of Identity Card number: 3219222004.1786503.

For the time being residing in Jakarta.

Both Assistant Notary, as witnesses.

Immediately after this deed has been read by me, Notary, to the appearers and witnesses, the same is forthwith signed by the appearers, witnesses and me, Notary.

Signed with two scratches with replacement.

The original of this deed as been duly signed.

PREPARED AS A TRUE IDENTICAL COPY

[duty stamp: Rp.6,000]

[signed]

MRS. POERBANINGSIH ADI WARSITO, SH

NOTARY AND LAND DEED OFFICER

Decree of the Minister of Justice Number M-96-HT.03.01-TH.1984, dated: 7 December 1984

Decree of the Minister of Home Affairs Number: 141 / DJA / 1985, dated: 5 June 1985

DEED DATED	:	12 February 2009

NUMBER	:	11.-

SECOND AMENDMENT TO CREDIT AGREEMENT

(COPY)

SECOND AMENDMENT TO CREDIT AGREEMENT

- Number: 11.-

- 09.00 (zero nine hours) Western Indonesia Time.

- On this day, Wednesday, 12-02-2009 (twelfth of February, two thousand and nine).

- Appeared before me, Ms. POERBANINGSIH ADI WARSITO, Sarjana Hukum, Notary in Jakarta, attended by witnesses that I, Notary, am acquainted with and whose name will be identified at the end of this deed:

I.

Ms. DHALIA M ARIOTEDJO, born in Alangor on 15-12-1957 (fifteenth of December, nineteen fifty-seven), Indonesian citizen, Director of the company which will be identified below, domiciled in South Jakarta, Jalan Anggur III/30A, Rukun Tetangga 012, Rukun Warga 006, Kelurahan Cipete Selatan, Kecamatan Cilandak.

-	Holder of Identity Card Number: 09.5306.5512570526.

-	According to her statement in this matter acting:

a.	in her aforementioned capacity;

b.	by virtue of a power of attorney, made privately, dated 10-02-2008 (tenth of February two thousand and eight), Number 035/ST/DR/2009, affixed with sufficient duty stamps, the original copy of which has been presented to me, Notary, conferred upon by, and therefore duly acting for and on behalf of:

-	Mr. ANTHONY BRENT ELAM, Director of the company to be identified herein below, domiciled in Jakarta.

The Principal and Nominee, acting in their respective capacities above, are therefore jointly duly representing the Board of Directors of, and therefore acting for and on behalf of, PT BANK CENTRAL ASIA Tbk., domiciled and having its principal office in Jakarta, whose articles of association and amendments thereto have been published in the State Gazette of the Republic of Indonesia:

-	dated 14-04-2000 (fourteenth of April, two thousand) number: 30, Supplemental number: 1871;

-	dated 10-07-2001 (tenth of July, two thousand and one) number: 55, Supplemental number: 273;

-	dated 04-09-2001 (fourth of September, two thousand and one) number: 71, Supplemental number: 345;

-	dated 25-06-2002 (twenty-fifth of June, two thousand and two) number: 51, Supplemental number: 438;

-	dated 23-08-2002 (twenty-third of August, two thousand and two) number: 68, Supplemental number: 602;

-	dated 18-02-2003 (eighteenth of February, two thousand and three) number: 14, Supplemental number: 132;

-	dated 20-02-2007 (twentieth of February, two thousand and seven ) number: 15, Supplemental number: 185;

The articles of association was subsequently amended in its entirety to conform with Law Number 40 of 2007 (two thousand and seven) on Limited Liability Company, as incorporated in deed dated 15-01-2009 (fifteenth January, two thousand and nine), number: 19, prepared before Doctor IRAWAN SOERODJO, Sarjana Hukum, Magister of Science, Notary in Jakarta, which deed as yet has not received approval from the Minister of Law and Human Rights of the Republic of Indonesia.

-	PT BANK CENTRAL ASIA Tbk. shall hereinafter be referred to as “BCA”.

II.

Mr. JOHNNY SWANDI SJAM, born in Jakarta, on 15-08-1960 (fifteenth of August, nineteen sixty), Indonesian citizen, President Director of the company which will be identified herein below, domiciled in East Jakarta, Jalan Pulo Asem I number: 10, Rukun Tetangga 003, Rukun Warga 001, Kelurahan Jati, Kecamatan Pulo Gadung.

a.	Holder of Identity Card number: 09.5402.150860.0425.

b.

According to his statement in this matter acting in his aforementioned capacity, therefore duly representing the Board of Directors of, and therefore duly acting for and on behalf of, PT INDOSAT Tbk., domiciled in Jakarta, whose articles of association has been amended in its entirety to conform with Law number 40 of 2007 (two thousand and seven) on Limited Liability Company as incorporated in deed dated 14-07-2008 (fourteenth of July, two thousand and eight) number: 109, prepared before SUTJIPTO, Sarjana Hukum, Notary in Jakarta, which deed has received approval from the Minister of Law and Human rights of the Republic of Indonesia dated 06-08-2008 (sixth of August, two thousand and eight), Number: AHU-48398.AH.01.02.Year 2008.

c.

The latest composition of Board of Directors and Board of Commissioners are as set out in deed dated 25-08-2008 (twenty-fifth of August, two thousand and eight), number: 344, prepared before AULIA TAUFANI, Sarjana Hukum, then substituting for SUTJIPTO, Sarjana Hukum, Notary in Jakarta.

This Second Amendment to Credit Agreement constitute an integral part of the deed of Credit Agreement Number: 75 dated 28-08-2007 (twenty-eighth of August, two thousand and seven), prepared before me, Notary, which has received approval from the Board of Commissioners of PT Indosat Tbk. as set out in the Resolution of the Board of Commissioners of PT INDOSAT Tbk., prepared privately and affixed with sufficient duty stamps, dated 19-11-2007 (nineteenth of November, two thousand and seven).

PT INDOSAT Tbk shall hereinafter be referred to as: “BORROWER”.

- The Appearers, acting in their respective capacities, shall first declare as follows in this deed:

- Whereas, BCA and the BORROWER shall be jointly be referred to as the “Parties” and each as a “Party”.

- The Parties shall first make the following representations:

A.

Whereas, the Borrower has received a Credit Facility from BCA comprising of Investment Credit facility up to a principal amount of Rp.2,000,000,000,000.00 (two trillion rupiah) as stated in the deed of Credit Agreement Number: 75 dated 28-08-2007 (twenty-eighth of August, two thousand and seven), prepared before me, Notary (“Credit Agreement”).

B.

Whereas, pursuant to letter number: 09/H00-HBO/FIN/09 dated 28-01-2009 (twenty eighth of January, two thousand and nine), the Borrower has stated its intention to amend several provisions of the Credit Agreement.

C.	Whereas, pursuant to letter number: 20039/GBK/2009 dated 06-02-2009 (sixth of February, two thousand and nine), BCA has agreed to amend several provisions of the Credit Agreement.

In accordance with the above representations, BCA and the Borrower has agreed to amend the terms and conditions of the Credit Agreement by executing a deed of Amendment to Credit Agreement upon the following terms and conditions:

Article 1

BCA and the Borrower agree to amend a number of terms and conditions of the Credit Agreement as follows:

1.	Amend Article 1 of the Credit Agreement by adding the definitions of EBITDA, Equity, and Group and Loan:

a.	incorporate the definition of EBITDA after the definition of Drawdown Time Limit, as follows:

“EBITDA” means, with respect to each period, the amount operating profit (calculated before finance cost, tax, revenue or cost arising from non-operational activities and other non-ordinary costs) plus depreciation and amortization, and for the purpose of calculation of the total ratio of Loan against EBITDA as referred to in Article 12.j. point c, EBITDA also take into account proforma result of acquisition and material assignment of assets or business had the acquisition or assignment occurred on the first day of the period.

b.	incorporate the definition of Equity after the definition of EBITDA in Article 1 of the Credit Agreement, as follows:

“Equity” means amount of asset subtracted by liability, where the amount of liability does not include the entire loan of the Group members to the Borrower’s shareholders (whether directly or indirectly) that are subordinated against the Loan.

c.	incorporate the definition of Group after the definition of Credit Facility in Article 1 of the Credit Agreement, as follows:

“Group” means the Borrower and Subsidiaries.

d.	Incorporate the definition of Loan after the Definition of Credit in Article 1 of the Credit Agreement, as follows:

“Loan” means, with respect to a party (without duplication):

(i)

the amount of principal loan and premium (if any) in connection with an indebtedness to such party and the indebtedness as evidenced by notes, letters of indebtedness, bonds or other similar instruments which bears payable interests; and

(ii)	the entire obligation to a party with respect to procurement indebtedness which constitute accounts payable from suppliers that:

(a)	bear interest; and

(b)	carry a maturity date of more than 6 (six) months following issuance of invoice;

however, in respect of Group members, not including the entire loan received by Group members from the Borrower’s shareholders (whether directly or indirectly) that carry a subordinated rank against loans received by Group members from non-Group members.

2.	Amend Article 12.j of the Credit Agreement to become as follows:

12.j. maintain the ratio of the Borrower’s consolidated finances as follows:

a.	Ratio between the aggregate Loan against Equity at no more than 2.5:1 (two point five to one) as set out in each of the quarterly consolidated financial report.

b.	Ratio between EBITDA and payment of Loan interest at no more than 3:1 (three to one) as set out in each of the audited annual consolidated financial report.

c.	Ratio between the total Loan against the EBITDA at no more than 3.5:1 (three point five to one) as set out in each of the audited annual consolidated financial report.

3.	Amend Article 14.1 b of the Credit Agreement as follows:

14.1.b. The Borrower defaults or fails to meet the terms and conditions of Article 12 and Article 13 or other provisions of this Credit Agreement, whether existing or to be prepared hereafter, and such default remains uncured by the Borrower for a period of 30 (thirty) calendar days from the date of notice of such event from BCA to the Borrower.

Article 2

All references to “equity” in the Credit Agreement shall be amended to “Equity” as defined in this Amendment to Credit Agreement.

Article 3

All terms and conditions as set out in the Credit Agreement shall remain applicable to and binding upon BCA and the Borrower, except with regard to matters specifically provided under the Amendment to Credit Agreement.

Article 4

This Amendment to Credit Agreement becomes effective upon the signing of the deed of Amendment to Credit Agreement by BCA and the Borrower.

In connection to the matters elaborated above, the appearers acting in their aforementioned capacities represent that all provisions as provided and determined in the Credit Agreement, unless expressly amended pursuant to this deed shall continue to apply, thus the Credit Agreement and this deed shall constitute one integral part and duly binding upon the parties.

The appearers hereby assure the authenticity of identity of the appearers as declared in their identifications presented to me, Notary, and are fully liable in that regard and the appearers further represent to have understood the content of this deed.

The appearers are acquainted by me, Notary, as per their identifications.

In regard to all matters elaborated above, it is hereby prepared:

THIS DEED

Prepared as minute and read and signed in Jakarta on the day and date as stated at the beginning of this deed, attended by:

1.

Mrs. INDAH FATMAWATI, Sarjana Hukum, born in Jakarta on 28-07-1959 (twenty-eighth of July, nineteen fifty-nine), Indonesian Citizen, domiciled in South Jakarta, Tebet Timur Dalam VI K/4, Rukun Tetangga 003, Rukun Warga 006, Kelurahan Tebet Timur, Kecamatan Tebet.

Holder of Identity Card number: 09.5007.680759.0199

2.

Mrs. DIYAH SUWATI, born in Solo on 26-10-1964 (twenty-sixth of October, nineteen sixty-four), Indonesian citizen, privately employed, domiciled in Tangerang, Jalan Talas II, Pondok Cabe Ilir, Rukung Tetangga 02, Rukun Warga 01, Kelurahan Pondok Cabe Ilir, Kecamatan Pamulang.

Holder of Identity Card number: 3219222004.1786503.

For the time being residing in Jakarta.

Both Assistant Notary, as witnesses.

Immediately after this deed has been read by me, Notary, to the appearers and witnesses, the same is forthwith signed by the appearers, witnesses and me, Notary.

Signed with two scratches with replacement.

The original of this deed as been duly signed.

PREPARED AS A TRUE IDENTICAL COPY

[duty stamp: Rp.6,000]

[signed]